Exhibit - 99.1
Matrixx Initiatives, Inc. Acquires Intellectual Property for
Improved Zicam Cold Remedy Swabs
November 2, 2005– PHOENIX — Matrixx Initiatives, Inc. (Nasdaq: MTXX), a high growth, over-the-counter healthcare company that develops and markets products that provide consumers with “better ways to get better™,” today announced the acquisition of substantially all of the assets of Viridian Packaging Solutions, LLC, a manufacturer of dry handle swab products. The principal assets being acquired are Viridian’s patent related to dry handle swab technology and other associated intellectual property. Additional assets include equipment, machinery and tooling. The purchase price for the assets consists of approximately $750,000 in cash payments, $208,000 in forgiveness of prepayments previously made by Matrixx to Viridian, and a contingent payment of up to $200,000 to be paid by Matrixx in two years based on volumes of dry handle swab products produced by the Company utilizing the acquired intellectual property.
Matrixx believes that acquiring this intellectual property and other assets will promote continued improvement in the design of the Company’s dry handle swab products. The swab product design covered by the intellectual property uses a recessed score in the swab container that users snap to open. The Company also believes that ownership of the intellectual property will facilitate partnering with contract manufacturers to reduce the cost of the swab product and increase swab manufacturing capacity. Management expects to partner with a new contract manufacturer to launch the improved swab in the third quarter of 2006.
About Matrixx Initiatives, Inc.
Matrixx Initiatives, Inc. is engaged in the development, manufacture and marketing of over-the-counter healthcare products that utilize innovative drug delivery systems. Zicam, LLC, its wholly-owned subsidiary, produces, markets and sells Zicam® products in the cough and cold category, and recently launched a new brand, Nasal Comfort, for nasal health. The Company’s flagship product, Zicam Cold Remedy nasal gel, is a patented, homeopathic remedy that has been clinically proven to reduce the duration and severity of the common cold. In studies published in the October 2000 issue of ENT — Ear, Nose and Throat Journal, and separately in the January 2003 issue of QJM: An International Journal of Medicine, the Zicam Cold Remedy product was shown to reduce the duration of the common cold. The Company also manufactures and markets a full line of Zicam brand pharmaceuticals, including Zicam Cold Remedy Chewables™; Zicam Cold Remedy Oral Mist™; Zicam Cold Remedy RapidMelts®; Zicam Allergy Relief; Zicam Cold Remedy Swabs™; Zicam Kids Size Cold Remedy Swabs™; Zicam Extreme Congestion Relief; Zicam Sinus Relief; Zicam Nasal Moisturizer, as well as six Zicam Cough Mist™ products. For more information regarding Matrixx products, go to www.zicam.com . To find out more about Matrixx Initiatives, Inc. (Nasdaq: MTXX), visit our website at www.matrixxinc.com. For additional information, contact William Hemelt, Chief Financial Officer, 602-385-8888, or Bill Barba, Manager of Investor Relations, 602-385-8881. Matrixx is located at 4742 N. 24th Street, Suite 455, Phoenix, Arizona 85016.
Matrixx Initiatives, Inc. Forward-Looking Statement Disclaimer:
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “plan,” “anticipate,” and other similar statements of expectation identify forward-looking statements and include statements regarding: (i) our expectation of improving our swab product; (ii) our anticipation of partnering with contract manufacturers to produce the swab product; and (iii) our belief in launching the improved swab in the third quarter of 2006. These forward-looking statements are based on the Company’s current expectations and are subject to a number of risks and uncertainties, many of which cannot be predicted or quantified and are beyond the Company’s control. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements. Factors that could cause actual results to differ materially from the Company’s expectations include new developments in Company or third-party intellectual property that affect the utility of the acquired Viridian intellectual property, unexpected difficulties in negotiating suitable manufacturing agreements with third-party contract manufacturers, and administrative or logistical challenges that delay the timing of introduction of the improved swab product. Other factors that could cause actual results to differ materially from the Company’s expectations are described in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2005, under the heading “Risk Factors”, filed pursuant to the Securities Exchange Act of 1934. We do not undertake, and we specifically disclaim, any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
-END-